Exhibit 23.4

CONSENT OF MICHAEL STEINMANN, P. GEO.

To:	United States Securities and Exchange Commission

Re:	Expert Consent for Registration Statement on Form S-8

Technical reports entitled:

1.	“Manantial-Espejo Project Canadian Standard NI 43-101, Santa Cruz Province, Argentina” dated March 2006 relating to the Manantial Espejo property;
2.	“Feasibility Study Volume I – NI 43-101 Technical Report for Alamo Dorado Project, Alamos, Sonora, Mexico” dated March 31, 2005 relating to the Alamo Dorado property;
3.	“Technical Report for the San Vincente Mine Expansion Project, Potosi Bolivia” dated effective June 6, 2007 relating to the San Vincente property;
4.	“Pan American Silver Corp. Navidad Project, Chubut Province, Argentina: Preliminary Assessment” dated January 14, 2011 related to the Navidad property;
5.	“Technical Report – Preliminary Economic Analysis for the Expansion of the La Colorada Mine, Zacatecas, Mexico” dated effective December 31, 2013 relating to the La Colorada property;
6.
“Technical Report for the Dolores Property, Chihuahua, Mexico – Preliminary Economic Assessment of a Pulp Agglomeration Treatment and Underground Option” dated effective May 31, 2014 relating to the Dolores property;

7.	“Technical Report for the Huaron Property, Pasco, Peru” dated effective June 30, 2014 relating to the Huaron property; and
8.	“Technical Report for the Morococha Property, Yauli, Peru” dated effective June 30, 2014 relating to the Morococha property

(collectively, the “Technical Reports”)

were prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Michael Steinmann, P. Geo., in whole or in part, and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Reports and other scientific and technical information relating solely to the Corporation by the Corporation in the annual information form of the Corporation, dated March 30, 2015 (the "AIF") and in the Annual Report on Form 40-F of the Corporation, dated March 30, 2015 (the "40-F"), which is incorporated by reference in the Registration Statement on Form S-8 of the Corporation, dated August 6, 2015.  The undersigned does also hereby consent to the reference to my name in the AIF and the 40-F.

The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Reports; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports.

Dated this 6th day of August, 2015.

/s/ Michael Steinmann
Michael Steinmann, P. Geo.